UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, the Board of Directors of Pacira Pharmaceuticals, Inc., a Delaware corporation (the “Company”), appointed Lauren Riker to the position of Principal Accounting Officer of the Company, effective March 21, 2012.

Ms. Riker, 33, has served as our Executive Director, Accounting and Financial Reporting since May 2011. Prior to joining us, Ms. Riker served as Senior Director of Financial Reporting at Ikaria, Inc. (“Ikaria”), a private critical care biopharmaceutical company, from April 2008 to April 2011, where she was responsible for the oversight, monitoring and review of Ikaria’s financial reporting, technical accounting and stock-based compensation program. From December 2004 to February 2008 Ms. Riker served as the Controller and later the Chief Accounting Officer of Bioenvision, Inc., (“Bioenvision”) a publicly traded biotechnology company. Her responsibilities at Bioenvision included preparation of its financial statements and disclosures in accordance with United States generally accepted accounting principles and the reporting requirements of the SEC and implementation of internal controls and procedures in compliance with Sarbanes-Oxley.  From 2000 to 2004, Ms. Riker worked at KPMG in the Information, Communication and Entertainment sector where she held positions of increasing responsibility, including audit manager. Ms. Riker holds a B.S. in accounting from Boston College and an M.B.A. from Columbia Business School.

The Company and Ms. Riker previously entered into an offer letter on March 17, 2011 (the “Offer Letter”). Pursuant to the terms of her Offer Letter, Ms. Riker is eligible to receive benefits consistent with other employees of the Company. The Offer Letter further provides for “at will” employment, which means the Company or Ms. Riker can terminate her employment at any time, with or without cause. In connection with her acceptance of our offer of employment, Ms. Riker received an option to purchase 40,000 shares of the Company’s stock. In connection with an annual increase to her base salary and effective as of January 1, 2012, Ms. Riker’s base salary was increased from $206,000.08 to $211,520.

There are no family relationships between Ms. Riker and any directors or executive officers, or persons nominated or chosen to be directors or executive officers, of the Company. Other than compensation solely resulting from her employment by the Company, there have been no transactions since January 1, 2010, or any currently proposed transaction, in which the Company was or is to be a participant, in which Ms. Riker had or will have a direct or indirect material interest.

A copy of the Offer Letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1   Offer Letter, dated as of March 17, 2011, by and between the Company and Ms. Riker

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA PHARMACEUTICALS, INC.

Date: March 23, 2012	By:	/S/ James Scibetta
James Scibetta
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Offer Letter, dated as of March 17, 2011, by and between the Company and Ms. Riker